EX-10.16.25F

                 SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of March 26, 1997, by and among DANSKIN, INC., a Delaware corporation ("Borrower"); FIRST UNION NATIONAL BANK OF NORTH CAROLINA ("Agent"), a national banking association, as agent for itself and the other financial institutions ("Lenders") from time to time party to the Loan Agreement (as hereinafter defined); and such Lenders.

                              W i t n e s s e t h:

         Whereas, Agent, Lenders and Borrower are parties to a certain Amended and Restated Loan and Security Agreement (the "Loan Agreement"), dated June 22, 1995, as amended August 17, 1995, February 29, 1996, March 18, 1996, July 31, 1996, and December 31, 1996 pursuant to which Lenders have made revolving credit loans, term loans and other financial accommodations to Borrower;

         Whereas, Borrower has requested, among other things, that Agent and Lenders temporarily increase the maximum amount of the Revolver Loans available under the Loan Agreement;

     Whereas, the parties desire to amend the Loan Agreement as hereinafter set forth;

         NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

     2. Amendment to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

                  (i) by deleting the definition of the term "Agent" as set forth therein and by substituting in lieu thereof the following:


                           Agent - Bank in its capacity as collateral and administrative agent for the Lenders hereunder and any successor agent appointed pursuant to Section 12 hereof.

                  (ii) by deleting paragraph (a) of the definition of the term "Borrowing Base" as set forth therein thereof and by substituting in lieu thereof the following:

                  (a) $28,500,000 from March 26, 1997, through and including March 31, 1998, and $25,000,000 at all times thereafter, minus the Letter of Credit Outstandings at any date; or

                  (iii) by deleting clause (i) of paragraph (a) of the definition of the term "Danskin Division Formula Amount" as set forth therein and by substituting in lieu thereof the following:

                           (i) eighty percent (80%) of the net amount of Danskin
                  Division Eligible Accounts outstanding on such date; provided, however, that for so long as no Default or Event of Default shall then exist and be continuing, the foregoing percentage shall be increased to eighty-five percent (85%) during the period commencing June 1, 1997, and ending July 31, 1997; plus

                  (iv) by deleting the definition of the term "Eligible Assignee" as set forth therein and by substituting in lieu thereof the following:

                           Eligible Assignee - a commercial bank having total
                  assets in excess of $1,000,000,000; a finance company or other financial institution acceptable to Agent which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $200,000,000; an insurance company; an investment bank or fund; or a venture capital fund.

                  (v) by deleting clause (i) of paragraph (a) of the definition of the term "Pennaco Division Formula Amount" as set forth therein and by substituting in lieu thereof the following:

                           (i) seventy percent (70%) of the net amount of
                  Pennaco Division Eligible Accounts outstanding on such date; provided, however, that for so long as no Default or Event of Default shall then exist and be continuing, the foregoing percentage shall be increased to eighty percent (80%) during the period commencing June 1, 1997, and ending July 31, 1997; plus

         3. Amendment to Section 2.3 of the Loan Agreement. Clause (iii) of
Section 2.3(B) of the Loan Agreement is hereby amended by deleting the reference to "$1,000,000" contained therein and by substituting in lieu thereof "$2,000,000".

     4. Amendment to Section 9.3 of the Loan Agreement. The Loan Agreement is hereby amended by deleting Section 9.3 thereof in its entirety and by substituting in lieu thereof the following:

                  9.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or Lenders, Borrower covenants that, unless otherwise consented to by Agent in writing, it shall:

                           (A) Profitability. Achieve Consolidated EBITDA as of the last day of the fiscal quarter indicated for the four fiscal quarters then ending of not less than the following amounts for the fiscal periods corresponding thereto:

Fiscal             First                    Second                      Third                    Fourth
 Year             Quarter                   Quarter                    Quarter                   Quarter
 ----             -------                   -------                    -------                   -------

 1996              N/A                      N/A                        N/A                       $ 4,400,000
 1997             $ 4,800,000               $4,700,000                 $ 5,500,000               $ 6,400,000
 1998             $10,250,000               $11,750,000                $11,750,000               $12,500,000
 1999             $13,000,000               $13,000,000                $12,850,000               $12,500,000
 2000             $12,500,000               $13,000,000                $13,000,000               $13,000,000
 2001             $13,000,000               $13,000,000                $13,000,000               $13,000,000
 2002             $13,000,000               $13,000,000                $13,000,000               $13,000,000

                           (B) Minimum Interest Coverage Ratio. Maintain as of the last day of each quarter for the four (4) fiscal quarters then ending a Consolidated Interest Coverage Ratio of not less than the ratio shown below for the fiscal period corresponding thereto:

Fiscal             First                    Second                      Third                    Fourth
 Year             Quarter                   Quarter                    Quarter                   Quarter
 ----             -------                   -------                    -------                   -------

 1996             N/A                       N/A                        N/A                       1.00 to 1.0
 1997             1.07 to 1.0               1.03 to 1.0                1.20 to 1.0               1.39 to 1.0
 1998             2.75 to 1.0               3.00 to 1.0                3.25 to 1.0               3.75 to 1.0
 1999             4.00 to 1.0               4.00 to 1.0                4.00 to 1.0               4.00 to 1.0
 2000             4.25 to 1.0               4.00 to 1.0                4.25 to 1.0               4.50 to 1.0
 2001             5.00 to 1.0               5.00 to 1.0                5.00 to 1.0               5.00 to 1.0
 2002             5.00 to 1.0               5.00 to 1.0                5.00 to 1.0               5.00 to 1.0

     5. Revolver Commitments. The references to "$12,500,000" under the Revolver Loan Commitments as set forth opposite the name of each Lender on the signature page to the Loan Agreement are each hereby deleted and the following substituted in lieu thereof:

                  $14,250,000 from March  26, 1997, through March 31, 1998, and
                  $12,500,000 at all times thereafter

     6. Letter of Credit Commitments. The references to "$500,000" under the Letter of Credit Commitments as set forth opposite the name of each Lender on the signature page to the Loan Agreement are each hereby deleted and "$1,000,000" substituted in lieu thereof.

     7. Total Commitments. The references to "$23,500,000" under the Total Commitments and Shares as set forth opposite the name of each Lender on the signature page to the Loan Agreement are each hereby deleted and the following substituted in lieu thereof:

                  $25,250,000 from March  26, 1997, through March 31, 1998, and
                  $23,500,000 at all times thereafter

     8. Substitute of Schedule 1. Schedule 1 attached to the Loan Agreement is hereby deleted and the Schedule 1 attached to this Amendment shall be deemed to be substituted in lieu thereof.

     9. Pennaco Analysis. On or before May 31, 1997, Borrower shall deliver to Agent (i) a reasonably detailed written analysis of the business and financial prospects of the Pennaco Division, (ii) Borrower's plans with respect to the improvement of the Pennaco Division's operating results or its sale or other disposition, and (iii) reasonably detailed schedules and strategies for the implementation of such plans.

     10. Additional Equity. Unless Borrower shall have obtained Net Equity Proceeds of at least $6,000,000 on or before August 31, 1997, on terms and conditions reasonably acceptable to Agent, Borrower, at its option, shall either
(i) pay the Obligations in full or (ii) pay to Agent for the Pro Rata benefit of Lenders an additional equity fee of $3,000,000 ("Additional Equity Fee"). In the event Borrower elects to pay the Additional Equity Fee, Borrower shall deliver to Agent no later than September 5, 1997, a non-interest bearing note, in form reasonably acceptable to Agent, in the original principal amount of the Additional Equity Fee. Such note shall be payable in full upon the earliest of
(i) the occurrence of an Event of Default described in Section 11.1(J) of the Loan Agreement or upon the acceleration of the Obligations as a consequence of the occurrence of any other Event of Default; (ii) the effective date of the termination of the Commitments; or (iii) the date on which all Term Loans have been paid in full. Solely for purposes of calculating Borrower's compliance with the financial covenants set forth in Section 9.3 of the Loan Agreement, the unpaid amount of the Additional Equity Fee shall not be deemed a liability of Borrower.

     11. Collateral Valuation. Agent may engage, at Borrower's expense, an appraiser or valuation firm as shall be reasonably acceptable to Borrower for the purpose of providing to Agent on or before May 31, 1997, a detailed, written valuation of the Collateral, with such appraisal to be based on methodologies and valuation standards as shall be acceptable to Agent. The expenses of such appraiser or valuation firm shall be chargeable to Borrower and shall be based on such appraiser's customary and usual rates. Agent shall have no obligation to make the foregoing valuation available to Borrower. Any appraiser so engaged shall enter into an agreement in favor of Borrower containing confidentiality provisions customarily utilized in engagements of such type.

     12. Consultant. Agent may engage, at Borrower's expense, a business consultant as shall be reasonably acceptable to Borrower for the purpose of assessing Borrower's business prospects. Borrower shall permit such consultant and its representatives to visit Borrower's business premises during normal business hours. In addition, Borrower shall cooperate with all reasonable requests for the review of Borrower's books and records and for interviews with Borrower's executive management. The expenses of such consultant shall be chargeable to Borrower and shall be based on such appraiser's customary and usual rates. Agent shall have no obligation to make the results of such consultation available to Borrower. Any consultant so engaged shall enter into an agreement in favor of Borrower containing confidentiality provisions customarily utilized in engagements of such type.

     13. Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms each of the Loan Documents and all of Borrower's covenants, duties and liabilities thereunder.

     14. Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Agent for the Pro Rata benefit of Lenders are duly perfected, first priority security interests and liens, subject to the exceptions set forth in the Loan Agreement or otherwise consented to by Agent in writing.

     15. Representations and Warranties. Borrower represents and warrants to Agent, to induce Agent and Lenders to enter into this Amendment, that, after giving effect to the provisions of this Amendment, no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and except as may have been disclosed in writing by Borrower to Agent prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

     16. Expenses of Agent and Lenders. Borrower agrees to pay, on demand, all costs and expenses incurred by Agent and Lenders, whether currently due or in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Agent and Lenders' legal counsel.

     17. Amendment Fee. Borrower shall pay to Agent for the Pro Rata benefit of Lenders an amendment fee of $250,000 which shall be deemed fully earned at the closing of the transactions contemplated by this Amendment. Such fee shall be fully earned and due and payable as of the date of this Amendment and shall not be subject to rebate except as may be required by Applicable Law. Such fee shall compensate Agent and Lenders for the costs associated with the processing, approving and closing of the transactions contemplated by this Amendment, including administrative, out-of-pocket, general overhead and lost opportunity costs, but not including any expenses for which Borrower has agreed to reimburse Agent and Lenders pursuant to any other provisions of this Amendment, the Loan Agreement or any of the other Loan Documents, such as, by way of example, legal fees and expenses.

     18. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

     19. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     20. No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect. Notwithstanding any prior mutual temporary disregard of any of the terms of any of the Loan documents, the parties agree that the terms of each of the Loan Documents shall be strictly adhered to on and after the date hereof.

     21. Counterparts; Telecopied Signatures. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     22. Waiver of Notice. Borrower hereby waives notice of acceptance of this Amendment by Agent and Lenders.

     23. Release of Claims. To induce Agent and Lenders to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Agent and Lenders, and their respective officers, directors, agents, employees, successors and assigns, from all liabilities, claims, demands, actions or causes of action of any kind (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that Borrower may now have or ever have had against Agent or any Lender, whether arising under or in connection with any of the Loan Documents or otherwise.

     24. Waiver of Jury Trial. The parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal, and delivered by their respective duly authorized officers as of the date first written above.

                                              BORROWER:

ATTEST:                                       DANSKIN, INC.


------------------------------                By:
Secretary                                        --------------------------

                                              Title:-----------------------
      [CORPORATE SEAL]

                                              LENDERS:

                                              FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA


                                              By:
                                                -----------------------------

                                              Title:
                                                    -------------------------


                                              FIRST UNION COMMERCIAL
                                              CORPORATION


                                              By:
                                                 ----------------------------

                                              Title:
                                                    -------------------------

                                              AGENT:

                                              FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA, as Agent


                                              By:
                                                 ----------------------------

                                              Title:
                                                    -------------------------

                            CONSENT AND REAFFIRMATION


         The undersigned guarantor of the Obligations of Borrower at any time owing to Agent and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Sixth Amendment to Amended and Restated Loan and Security Agreement;
(ii) consents to Borrower's execution and delivery thereof; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation, on and as of the date of such Sixth Amendment to Amended and Restated Loan and Security Agreement.

ATTEST:                               DANPEN, INC.


                                      By:
                                         ------------------------------

                                      Title:
                                            ---------------------------

                                                    SCHEDULE 1


Payment Dates                 Quarterly Principal           Danskin  Tranche              Pennaco Tranche
-------------                 Installments                  ---------------               ---------------
                              ------------

9/30/96                       $ 333,333.33                  $166,666.67                   $166,666.66
12/31/96                      $ 333,333.33                  $166,666.67                   $166,666.66
3/31/97                       $ --0--                       $ --0--                       $ --0--
6/30/97                       $ --0--                       $ --0--                       $ --0--
9/30/97                       $ --0--                       $ --0--                       $ --0--
12/31/97                      $ --0--                       $ --0--                       $ --0--
3/31/98                       $ 750,000.00                  $625,000.00                   $125,000.00
6/30/98                       $ 1,396,000.00                $1,163,333.33                 $232,666,67
9/30/98                       $ 1,396,000.00                $1,163,333.33                 $232,666,67
12/31/98                      $ 1,396,000.00                $1,163,333.33                 $232,666,67
3/31/99                       $ 1,396,000.00                $1,163,333.33                 $232,666,67
6/30/99                       $ 1,000,000.00                $875,000.00                   $125,000.00
9/30/99                       $ 1,000,000.00                $875,000.00                   $125,000.00
12/31/99                      $ 1,000,000.00                $875,000.00                   $125,000.00
3/31/00                       $ 1,000,000.00                $875,000.00                   $125,000.00
6/30/00                       $ 1,250,000.00                $1,000,000.00                 $250,000.00
9/30/00                       $ 1,250,000.00                $1,000,000.00                 $250,000.00
12/31/00                      $ 1,250,000.00                $1,000,000.00                 $250,000.00
3/31/01                       $ 1,250,000.00                $1,000,000.00                 $250,000.00
